EXHIBIT 10.1

PURCHASE AND SALE AGREEMENT

AGREEMENT made at Ottawa, Ontario on the 10th day of March, 2014

BY AND BETWEEN:	VANSEN PHARMA INC., a corporation incorporated under the laws of Nevada, with its head office at 101 Convention Centre Drive, SUITE 700 , Las Vegas, Nevada

(the "Purchaser")

AND:	6708595 Canada Inc., a corporation incorporated under the Canada Business Corporations Act, with its head office at 508 Gladstone, Suite 207, Ottawa, Ontario K1R 5P1

(the "Company")

AND:	KAZEM AGHARAZI, an individual residing at 44-1512 Walkley Road, Ottawa, Ontario, K1V 2G7

("Agharazi")

WHEREAS Agharazi is registered and beneficial owner of all of the issued and outstanding shares of Company (the "Shares");

WHEREAS Agharazi is the sole proprietor ofCANADIAN HEALTH EMPIRE, a sole proprietorship registered under the Business Names Act (Ontario) ("Canadian Health"); and

WHEREAS Agharazi wishes to sell, and the Purchaser wishes to purchase, all of the issued and outstanding shares of the Company and all of the assets and undertaking of Canadian Health, the whole on the terms and conditions herein contained.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, it is agreed by and between the Parties as follows:

1.	Shares Acquired

Agharzi hereby agree to sell, transfer and all of the assets and undertaking of Canadian Health and assign to the Purchaser and the Purchaser agrees to purchase from Agharazi all of the Shares, for a purchase price (the “Purchase Price”) equal to the aggregate of the value of the goodwill of the business of the Company (the “Goodwill”), and the net asset value (the “NAV”) of the Company determined as at the Closing Date (defined in paragraph 10 below).

2.	Net Asset Value

The NAV will be determined by aggregating the book value of the following assets, only, of the Company, determined as of the Closing Date:

(a)
all inventories (Schedule “B” I, II and III) held for sale, in good and salable condition, at the lower of cost or net realizable value (net of all applicable discounts, other than cash settlement discounts), (the “Inventory”), for which title is legally and beneficially held by the Company, subject to confirmation by physical inventory count and verification to be conducted the day prior to the Closing Date, and excluding broken packages, defective and expired goods.

(b)	Accounts receivables listed in Schedule “C”

For greater certainty, for the purpose of calculating the NAV, the assets of the Company shall only include the Inventory and the accounts receivables.

The parties estimate the NAV of the Company as of the Closing Date (the “Closing NAV”) to be approximately $400,000.00, comprised of $300,000.00 for the Inventory and $100,000.00for the Accounts Receivables.

3.	Goodwill

The Goodwill shall include all product registrations (Schedule “D”), trade marks, files, formulations, all government export and import permits and customer name and contacts. The value of the Goodwill shall be $10,000.00

4.	Payment

The Purchase Price, which is estimated at $420,000.00, shall be paid as follows:

o	110,000 restricted shares of common stock of Vansen Pharma Inc. (the "Vansen Shares") (VNSN : OTCBB)
o	$120,000 cash payable at Closing
o	$50,000 paid in equal monthly installments starting April 1, 2014
o	$140,000 paid in 4 equal installments paid quarterly starting June 1, 2014

5.	Conditions of Closing by the Purchaser

The obligation of the Purchaser to complete the purchase of the Shares and of Canadian Health hereunder shall be subject to the satisfaction of or the compliance with, at or before the Closing Date, each of the following conditions, which are inserted for the sole benefit of the Purchaser, all or any of which conditions may be waived in whole or in part by the Purchaser by notice in writing given to Agharazi:

(a)
all of the representations and warranties of Agharazi and the Company made in or pursuant to this Agreement shall be true and correct in all material respects as at the Closing Date and with the same effect as if made as of the Closing Date and the Purchaser shall have received a certificate from Agharazi and the Company confirming the truth and correctness in all material respects of the said representations and warranties and an indemnity pursuant to which Agharazi jointly and severally agree to indemnify and save the Purchaser harmless in respect of all claims, actions, losses, damages or costs, including legal fees and disbursements on a solicitor and his client full indemnity basis, which the Purchaser may suffer or incur as a result of any representation or warranty of Agharazi and the Company being incorrect or breached;

(b)	Agharazi shall have performed or complied with, in all material respects, all of Agharazi's obligations, covenants and agreements under this Agreement;

(c)
since the date of the Final Statements, there shall not have been any adverse material change in, or the discovery of any previously undisclosed fact which has or could have a material adverse effect on, the Company's business, assets, liabilities or financial position or condition or prospects of the Company (other than any change in general business conditions) nor shall any change of law or any regulation, rule or policy of any governmental authority have been enacted or proposed by any government or any governmental authority which, in the Company's opinion, has or could have an adverse material effect on the Company's business, assets, liabilities or financial position or condition or prospects of the Company;

(d)
there are no outstanding judgments, decrees, orders, rulings or injunctions of any court or regulatory body with respect to the Company or its business which might have a materially adverse effect on the Company's business or the value of the Shares;

(e)
no legal or regulatory action, suit or proceeding shall be pending or threatened by any person, firm or corporation to enjoin, restrict or prohibit the purchase and sale of the Shares contemplated hereby or the right of the Purchaser to own the Shares; and

(f)
no law, ruling, order or decree will be in force, and no action will have been taken under any law or by any governmental authority that: (i) makes it illegal or otherwise, directly or indirectly, restrains, enjoins or prohibits the completion of the transactions contemplated by this Agreement; (ii) results in a judgment or assessment of damages, directly or indirectly, relating to the transactions contemplated by this Agreement that would have a material adverse effect on the Company or the value of the Shares; or (iii) would impose any condition or restriction that, after giving effect to the transactions contemplated by this Agreement, would have a material adverse effect on the Company or the value of the Shares.

6.	Conditions of Closing by Agharazi

The obligation of Agharazi to complete the sale of the Shares and Canadian Health hereunder shall be subject to the satisfaction of or the compliance with, at or before the Closing Date, each of the following conditions, which are inserted for the sole benefit of Agharazi, all or any of which conditions may be waived in whole or in part by Agharazi by notice in writing given to the Purchaser:

(a)
all of the representations and warranties of the Purchaser made in or pursuant to this Agreement shall be true and correct in all material respects as at the Closing Date and with the same effect as if made at and as of the Closing Date, and Agharazi shall have received a certificate from the Purchaser confirming the truth and correctness in all material respects of the said representations and warranties, and an indemnity in which the Purchaser agrees to indemnify and save Agharazi harmless in respect of all claims, actions, losses, damages or costs, including legal fees and disbursements on a solicitor-and-his-own-client full indemnity basis, which Agharazi may suffer or incur as a result of any representation or warranty of the Purchaser being incorrect or breached; and

(b)	the Purchaser shall have performed or complied with, in all material respects, all of its obligations, covenants and agreements under this Agreement.

7.	Vendor’s Representations and Warranties

Agharazi and the Company jointly and severally represent and warrant to the Purchaser that:

(a)
the Company is duly organized, validly existing and in good standing with the Business Corporation Act (Canada), is a valid and subsisting company in good standing in all jurisdictions where it carries on business, and has all power, capacity, licenses, franchises, permits and rights required in order for it to carry on its business in the manner in which it is conducted at present and to own its property;

(b)
Agharazi is the legal and beneficial owners of all the Shares as set out in Schedule “A”, free and clear of all liens, charges, encumbrances or security interests, and Agharazi shall on the Closing Date, pursuant to the terms of this Agreement, deliver to the Purchaser good and marketable title to the Shares and shall cause the Shares to be transferred to the Purchaser, free and clear of all liens, charges, encumbrances, security interests, restrictions, pledges or demands whatsoever;

(c)	Agharazi has the full legal right and capacity to enter into this Agreement, perform their obligations hereunder and own or dispose of the Shares;

(d)
the Company is the legal and beneficial owner of its property and assets, free and clear of all liens, charges, encumbrances or security interests, and no other person has any right, option or agreement to purchase such property and assets;

(e)
the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, by Agharazi will not, to the knowledge of Agharazi: (i) contravene or constitute a default under any material agreement to which either of Agharazi are a party; (ii) contravene or conflict with or constitute a material violation of any provision of any applicable law binding upon or applicable to either of Agharazi or the Shares; or (iii) result in the creation or imposition of any lien, charge or encumbrance whatsoever against the Shares;

(f)	the director(s) and officer(s) of the Company are as set out in Schedule “A”;

(g)
the Company is not at the present time a party to any action, suit or other legal proceedings, or any governmental investigation relative to the Company or its business, actual or threatened, and there are no circumstances, matters or things which might give rise to any such action, suit or other legal proceedings or any such governmental investigation;

(h)
the Company is not at the present time subject to any audit or investigation, actual or threatened, by any third party provided or insurer, and there are no circumstances, matters or things which might give rise to any such audit or investigation;

(i)
the Company is not a party to, bound or affected by or subject to any indenture, mortgage, lease, agreement, instrument, provisions in its articles or by-laws, statute, regulation, order, judgment, decree or law which would be violated, contravened or breached by or under which any default would occur as a result of the execution and delivery of this Agreement or the performance of any of the terms hereof;

(j)	Agharazi is not a non-resident of Canada for the purposes of the Income Tax Act (Canada);

(k)	the financial condition of the Company is now at least as good as the financial condition reflected in the Annual Financial Statements, subject to seasonal fluctuations;

(l)	all material financial transactions of the Company have been recorded in the financial books and records of the Company in accordance with good business practice, and such financial books and records:

(i)
accurately reflect in all material respects the basis for the financial condition and the revenues, expenses and results of operations of the Company shown in the Annual and Interim Financial Statements, and

(ii)
together with all disclosures made in this Agreement or in the schedules attached hereto, present fairly in all material respects the financial condition and the revenues, expenses and results of the operations of the Company as of and to the date hereof;

(m)	there are no liabilities (contingent or otherwise) of the Company of any kind whatsoever, and there is no basis for assertion against the Company of any liabilities of any kind;

(n)	since the Statements Date, the Company has not:

(i)
incurred any obligation or liability (fixed or contingent), except normal trade or business obligations incurred in the ordinary course of the business, none of which is materially adverse to the Company;

(ii)	created any lien, charge, encumbrance or security interest upon any of its properties or assets, except as described in this Agreement or in the schedules hereto;

(iii)	sold, assigned, transferred, leased or otherwise disposed of any of its properties or assets, except in the ordinary course of the business;

(iv)	purchased, leased or otherwise acquired any properties or assets, except in the ordinary course of the business;

(v)	waived, canceled or written-off any rights, claims, accounts receivable or any amounts payable to the Company, except in the ordinary course of the business;

(vi)	entered into any transaction, contract, agreement or commitment, except in the ordinary course of the business of the Company;

(vii)	terminated, discontinued, closed or disposed of any plant, facility or business operation;

(viii)
had any supplier terminate, or communicate to the Company, the intention or threat to terminate its relationship with the Company, or the intention to substantially reduce the quantity of products or services it sells to the Company, except in the case of suppliers whose sales to the Company are not, in the aggregate, material to the business of the Company or the condition of the Company;

(ix)
had any customer terminate, or communicate to the Company, the intention or threat to terminate, its relationship with the Company, or the intention to substantially reduce the quantity of products or services it purchases from the Company, or its dissatisfaction with the products or services sold by the Company, except in the case of customers whose purchases from the Company are not, in the aggregate, material to the business of the Company or the condition of the Company;

(x)	suffered any extraordinary loss relating to the business of the Company;

(xi)
made or incurred any material change in, or become aware of any event or condition which is likely to result in a material change in, the business of the Company or the condition of the Company or its relationships with its customers, suppliers or employees, or

(o)
the Company is not committed to make any capital expenditures, nor have any capital expenditures been authorized by the Company at any time since the Statements Date, except for capital expenditures made in the ordinary course of the routine daily affairs of the business of the Company which, in the aggregate, do not exceed $25,000.00;

(p)
the Company is not in default or breach of any contracts, agreements, written or oral, or other instruments to which it is a party, and there exists no state of facts which after notice or lapse of time or both would constitute such a default or breach, and all such contracts, agreements or other instruments are in good standing and the Company is entitled to all of their benefits;

(q)
the accounts receivable of the Company reflected in the Annual Financial Statements and all accounts receivable of the Company arising since the Statements Date arose from bona fide transactions in the ordinary course of the business of the Company and are valid, enforceable and fully collectible accounts (subject to a reasonable allowance, consistent with past practice, for doubtful accounts as reflected in the Annual Financial Statements or as previously disclosed in writing to the Purchaser). Such accounts receivable are not subject to any set-off or counterclaim;

(r)	the Inventory, is good and usable and is capable of being processed and sold in the ordinary course of the business of the Company at normal profit margins;

(s)
Agharazi has previously delivered to the Purchaser a true and complete list of all customers of the business of the Company as of the date hereof. The Company is the sole and exclusive owner of, and has the unrestricted right to use, such customer list. Neither the customer list nor any information relating to the customers of the business of the Company have, within three years prior to the date of this Agreement, been made available to any person other than the Purchaser. Neither Agharazi nor the Company has any knowledge of any facts which could reasonably be expected to result in the loss of any customers or sources of revenue of the business of the Company which, in the aggregate, would be material to the business or the condition of the Company;

(t)	the Company’s minute books and records are accurate and complete in all material respects;

(u)
the business of the Company has been and will be, until the Closing Date, carried on in the ordinary course and Agharazi know of no changes in the business of the Company or transactions out of the ordinary course that are in the aggregate materially adverse to the Purchaser;

(v)
Agharazi have no information or knowledge relating to the Company or its business or its assets which, if known to an intentioned purchaser, might reasonably affect his decision to enter into this transaction or materially affect his assessment of the value of the Company or the Shares;

(w)	the authorized and issued capital of the Company is as set out in Schedule “A”;

(x)
this Agreement constitutes a valid and binding agreement of Agharazi, enforceable against Agharazi in accordance with the terms hereof, except where such enforcement may be limited by bankruptcy, insolvency and other laws affecting the rights of creditors generally and subject to equitable remedies that may be granted in the discretion of a court of competent jurisdiction;

(y)	in regards to the acquisition of the Vansen Shares, Agharazi acknowledges and confirms that:

•	Agharazi is not a “US Person,” as such term is defined in Rule 902(k) of Regulation S.

•	Agharazi is not purchasing the Vansen Shares for the benefit of a US Person.

•	Agharazi is purchasing the Vansen Shares as an investment and not with a view towards resale.

•
It has been called to Agharazi’s attention that this investment involves a high degree of risk, and no assurances are or have been made regarding the economic advantages, if any, which may inure to its benefit. The economic benefit from an investment in the Vansen Sharesdepends on the ability of the Purchaser to successfully conduct its business activities. The accomplishment of such goals in turn depends on many factors beyond the control of the Purchaser or its management. Accordingly, the suitability for any particular investor in the Vansen Shareswill depend upon, among other things, such investor's investment objectives and such investor's ability to accept speculative risks, including the risk of a total loss of investment in theVansen Shares. Agharazi’s advisor(s), if any, and Agharazi have carefully reviewed and understand the risk of, and other considerations relating to, an investment in the Vansen Shares.

•
Agharazi is able to bear the economic risks of this investment, is able to hold the Vansen Sharesfor an indefinite period of time, and has sufficient net worth to sustain a loss of the entire investment in the Purchaser in the event such loss should occur.

•
The Purchaser has answered all inquiries that Agharazi has made of it concerning the Purchaser or any other matters relating to the business and proposed operation of the Purchaser and the offer and sale of theVansen Shares.

•
Agharazi will offer, sell or otherwise transfer the Vansen Shares only (A) pursuant to a registration statement that has been declared effective under the Securities Act, (B) pursuant to offers and sales that occur outside the United States within the meaning of Regulation S in a transaction meeting the requirements of Rule 904 (or other applicable Rule) under the Securities Act, or (C) pursuant to another available exemption from the registration requirements of the Securities Act, subject to the Purchaser’s right prior to any offer, sale or transfer pursuant to clauses (B) or (C) to require the delivery of an opinion of counsel, certificates or other information reasonably satisfactory to the Purchaser for the purpose of determining the availability of an exemption.

•	Agharazi is permitted to purchase the Vansen Shares under the laws of his home jurisdiction.

•
Agharazi has been independently advised as to the applicable holding period imposed in respect of the Vansen Sharesby securities legislation in the jurisdiction in which it resides and confirms that no representation has been made respecting the applicable holding periods for the Vansen Sharesin such jurisdiction and is aware of the risks and other characteristics of the Vansen Sharesand of the fact that holders of such Vansen Sharesmay not be able to resell such Vansen Sharesexcept in accordance with applicable securities legislation and regulatory policy.

•
Agharazi understands that if it knowingly and willingly makes false statements as to eligibility to purchase or resell securities under Regulation S, it may become subject to civil and criminal proceedings being taken by the United States Securities and Exchange Commission.

▪
Agharazi has no present intention of becoming, a resident of the United States (defined as being any natural person physically present within the United States for at least 183 days in a 12-month consecutive period or any entity who maintained an office in the United States at any time during a 12-month consecutive period). Agharazi understands that the Purchaser may rely upon the representations and warranty of this paragraph as a basis for an exemption from registration of the securities under the Securities Act, and the provisions of relevant state securities laws.

(y)
Agharazi acknowledges and confirms that the Purchaser is relying on the aforesaid representations and warranties in connection with its purchase of the Shares. The aforesaid representations and warranties shall be true and current at the Closing Date as if made at that time and shall survive the closing of this transaction and shall remain in full force and effect for the benefit of the Purchaser, despite any investigation or due diligence performed by the Purchaser.

8.	Purchaser’s Representations and Warranties

The Purchaser represents and warrants to Agharazi that:

(a)	the Purchaser is a company duly organized, validly existing and in good standing under Nevada Revised Statutes.

(b)
the Purchaser has all the necessary corporate power, authority and capacity to enter into and perform its obligations under this Agreement and the execution and deliver of this Agreement and the completion of the transaction hereby contemplated have been duly authorized by all necessary corporate action on the part of the Purchaser;

(c)
this Agreement constitutes a valid and binding agreement of the Purchaser enforceable against it in accordance with the terms hereof, except where such enforcement may be limited by bankruptcy, insolvency and other laws affecting the rights of creditors generally and subject to equitable remedies that may be granted in the discretion of a court of competent jurisdiction;

(d)
the Purchaser is not a party to, bound or affected by or subject to any indenture, mortgage, lease, agreement, instrument, provisions in its articles or by-laws, statutes, regulation, order, judgment, decree or law which would be violated, contravened or breached by or under which any default would occur as a result of the execution and delivery by it of this Agreement or the performance by it of any of the terms hereof; and

(e)	The foregoing representations and warranties shall be true and current at the Closing Date as if made at that time.

9.            Other Covenants and Terms

(a)	Time shall be of the essence of this Agreement.

(b)	This Agreement shall be binding upon and enure to the benefit of the parties hereto, and their respective heirs, executors, administrators, successors and assigns, as the case may be.

(c)	This Agreement shall be governed by and construed in accordance with the federal laws of Canada applicable therein.

(d)
This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties.

(e)
All of the provisions of this Agreement shall be treated as separate and distinct and if any provision hereof is declared invalid or unenforceable, the same shall be severed and deleted herefrom and the other provisions shall nevertheless remain in full force and effect.

(f)
This Agreement may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, and such counterparts together shall constitute one and the same instrument, which shall be sufficiently evidenced by any such original counterpart.

(g)	All dollar amounts referred to in this Agreement are in Canadian funds.

(h)
Unless otherwise provided for in this Agreement or in any document required by the terms of this Agreement, in the event that any disagreement as to any matter associated with this Agreement which cannot be settled arises among the parties hereto, within sixty (60) days of notice of such disagreement having been given to all parties by any other party, every such disagreement shall be referred to arbitration pursuant to the provisions of the Commercial Arbitration Act, R.S.B.C. 1996, c. 55, as amended, and in accordance with the following:

(j)	Any notice required or permitted to be given hereunder may be effectively given by letter addressed to Agharazi as follows:

Canadian Health Empire
Attn: Mr. Kazem Agharazi
44-1512 Walkley Road,
Ottawa, Ontario, Canada K1V 2G7
FAX:1-866-275-9908

and to the Purchaser as follows:

Vansen Pharma Inc.
Attn: Ahmad Doroudian
Facsimile: 604-225-0588

With a copy to:

W.L. Macdonald Law Corporation
Suite 400 - 570 Granville Street,
Vancouver BC
Canada V6C 3P1
Fax: 604.681.4760

and mailed by registered mail, postage prepaid, or delivered to that address in person or by facsimile communication; and if mailed as aforesaid any such notice shall have been deemed to have been given on the fifth business day following that on which the letter containing the notice is posted; and if faxed, any such notice shall have been deemed to have been given on the date of such transmission evidenced by a confirmation of transmission. Any party to this Agreement may change its address for service from time to time by notice given in accordance with the foregoing.

(k)	This Agreement may not be assigned by a party without the written consent of the other parties.

If the foregoing terms and conditions are acceptable to you, please sign, date and return the duplicate copy of this Agreement to the undersigned, retaining one copy for your records.

Yours very truly,

/s/ Ahmad Doroudian

Ahmad Doroudian, Ph.D.
CEO
Vansen Pharma Inc.

The undersigned hereby accept the terms and conditions as set out above.

Dated this 11                       day of March                              , 2014.

CANADIAN HEALTH EMPIRE, a sole proprietorship

By:	/s/ Kazem Agharazi

SIGNED, SEALED AND DELIVERED by

Mr. Kazem Agharazi

in the presence of:

/s/ Ahmad Doroudian
Signature

Ahmad Doroudian
Name

Address

CEO
Occupation

SCHEDULE “A”

Authorized Share Capital

Issued Share Capital

Name		Cert #	#
	Shares	Share Type

Directors and Officers:

SCHEDULE “B”

INVENTORY LIST

I. SOFTGEL INVENTORY

NOM DU PRODUIT	Stock	Cost	Market value
chewy gel cream orange fish	75,000	2,250
Chewy gel cream orange fish	325,000	9,750
chewy gel cream orange fish Total	400,000		56,000
DEPA	400,000	12,000
DEPA	400,000	12,000
DEPA	310,000	9,300
DEPA	375,000	11,250
DEPA	395,000	11,850
DEPA	375,000	11,250
DEPA Total	2,255,000		180,400
Evening Primose 500 mg	960,000	28,800
Evening Primose 500 mg	960,000	28,800
Evening Primose 500 mg Total	1,920,000		307,200
Hemp oil	195,000	5,850
Hemp oil Total	195,000		21,450
HoodiaSure	368,000	11,040
HoodiaSure	64,000	1,920
HoodiaSure	300,000	3,000
HoodiaSure Total	732,000		146,400
Super garlic oil 300 mcg	972,000	29,160
Super garlic oil 300 mcg Total	972,000		77,760
Wheat Germ Oil	387,000	11,610
Wheat Germ Oil	370,000	11,100
Wheat Germ Oil Total	757,000		151,400
	6,931,000.00	210,930	940,610

SCHEDULE “B”

INVENTORY LIST

II. RAW MATERIAL INVENTORY

II. RAW MATERIAL INVENTORY

No	Description	weight KG	location	unit price	Total
RM0011	Betain Anhydrous	25	13018	$21.90	$547.50
RM0012	Betain Anhydrous	25	13018	$21.90	$547.50
RM0013	magnesium Oxid powder	10	13018	$7.50	$75.00
RM0014	N-acctyl -L-cytene	25	13018	$18.90	$472.50
RM0015	L-leucine Ethylster	10	13018	$24.70	$247.00
RM0916	HMB NON HIGH DENSITY20	20	13018	$22.46	$449.20
RM0703	L-ISOLEUCINE GRANULAR	5	13018	$47.00	$235.00
RM0017	Betain Anhydrous	25	13018	$26.00	$650.00
RM0018	N-acctyl -L-Tyrosin	25	13018	$23.00	$575.00
RM0019	N-acctyl -L-Tyrosin	5	13018	$23.00	$115.00
RM0020	N-acctyl -L-Glutamin	10	13018	$23.00	$230.00
RM0021	Inositol Hexaphosher	20	13018	$13.00	$260.00
RM0022	Creatine Pyrurat	10	13018	$16.00	$160.00
RM0873	L-carnitine Arginat DHCL	10	13018	$46.00	$460.00
RM0024	L-Aspartic	15	13018	$36.00	$540.00
RM0025	Comax Art Butter Scotch Powder	25	13018	$36.00	$900.00
RM0026	L-Ornithin HCL	7	13018	$23.00	$161.00
RM0027	Hesperidin	10	13018	$29.00	$290.00
RM0028	Citrus Aurantium 10%	15	13018	$18.00	$270.00
RM0029	Aspertame	15	13018	$56.00	$840.00
RM0030	MCC Vida	10	13018	$4.50	$-

No	Description	weight KG	location	unit price	Total
RM0031	MCC Vida	8	13018	$4.50	$-
RM0032	MCC Vida	12	13018	$4.50	$-
RM0033	Comax Art Butter Scotch Powder	25	13018	$32.50	$812.50
RM0034	Comax Cake&Cream Powder	25	13018	$36.00	$900.00
RM0035	Sawpalmato	20	13018	$58.00	$1,160.00
RM0036	Macca Powder	17.69	13018	$35.00	$619.15
RM0037	L-Tyrosin	20	13018	$27.00	$540.00
RM0038	Sawpalmato Berries	15	13018	$35.00	$525.00
RM0039	Ginger Root Powder	25	13018	$28.00	$700.00
RM0040	L-leucine HCL	15	13018	$24.70	$370.50
RM0041	Papin	25	13018-17	$28.00	$700.00
RM0042	papiun Powder	20	13018-17	$28.00	$560.00
RM0043	L-arganin (L-Pyrogltamate)	7	13018-17	$17.50	$122.50
RM0044	L-Arganin HCL	15	13018-17	$27.00	$405.00
RM0045	BCAA granulat Blend	10	13018-17	$47.00	$470.00
RM0046	7 Methoxyisoflavour	7	13018-17	$43.00	$301.00
RM0047	HMB L_ARGANIN SALT	25	13018-17	$22.46	$561.50
RM0048	Tri-Creatin Malet	25	13018-17	$14.90	$372.50
RM0049	Glucoronalactone	25	13018-17	$12.90	$322.50
RM0050	creatin Alpha Ketouglul	25	13018-17	$17.00	$425.00
RM0051	L-Carnatin HCL Estyer	25	13018-17	$53.59	$1,339.75
RM0052	Creatine Ethyl Ester HCL	15	13018-17	$17.00	$255.00
RM0053	L-Arganin Ketoisocapraate	25	13018-17	$16.90	$422.50
RM0054	Watson	7	13018-17	$26.00	$182.00

No	Description	weight KG	location	unit price	Total
RM0055	Citrulin	4	13018-17	$46.00	$184.00
RM0056	L-carnatine Tarirat	25	13018-17	$53.00	$1,325.00
RM0057	Pikamilon HCL( Reguvanate)	5	13018-17	$29.00	$145.00
RM0058	Epimedium SE icarin 10%	10	13018-17	$18.00	$180.00
RM0059	vanilin	0	0	$-	$-
RM0060	Echinacea purpurea powder	15	13016	$15.00	$225.00
RM0061	L-alanyl L-glutamin	15	13016	$19.50	$292.50
RM0062	Ginger Root Powder	15	13016	$28.00	$420.00
RM0063	Ginsing Panex	10	13016	$56.00	$560.00
RM0064	Lycium Goji (lycium Barbarum)	20	13016	$43.00	$860.00
RM0065	Astragalus 4:1 root	15	13016	$36.00	$540.00
RM0066	L-Arganin L-Aspertate	20	13016	$19.30	$386.00
RM0067	L-Alpha Lysophosphatdyl choline	20	13016	$16.00	$320.00
RM0068	Sun Flawer Oil Powder	10	13016	$6.50	$65.00
RM0069	Malek Acid	10	13016	$13.00	$130.00
RM0070	Trehalose	10	13016	$10.00	$100.00
RM0071	colostrom	7	13016	$9.50	$66.50
RM0072	Instant Inulin	5	13016	$4.90	$24.50
RM0073	Fiber suger	10	13016	$5.00	$50.00
RM0074	Miscler Casein	12	13016	$18.50	$222.00
RM0075	citric acid	15	13016	$3.00	$45.00
RM0076	Dry Drevers est	15	13016	$8.00	$120.00
RM0077	Caragunan Gum	5	13016	$14.00	$70.00
RM0078	maltodextrin	10	13016	$2.00	$20.00

No	Description	weight KG	location	unit price	Total
RM0079	ACEK Potasium	15	13016	$5.00	$75.00
RM0080	HMB NON HIGH DENSITY20	20	13016	$22.46	$449.20
RM0081	Flexed oil Powder	20	13016	$4.60	$92.00
RM0082	HMB calsium HMB	20	13016	$22.46	$449.20
RM0083	Beta ALANINe	20	13016	$17.00	$340.00
RM0084	ilicon dextrose	5	13016	$3.00	$15.00
RM0085	dextrose	5	13016	$3.00	$15.00
RM0086	Sawpalmato Berries	10	13016	$35.00	$350.00
RM0087	Creatine Glysero Berres	10	13016	$8.90	$89.00
RM0088	pamagranat Extrac powder	10	13016	$57.31	$573.10
RM0089	Apple Fiber	10	13016	$10.00	$100.00
RM0090	Trebullles20%	5	13016	$25.00	$125.00
RM0091	Glucoman	20	13016	$6.50	$130.00
RM0092	MCC103	15	13016	$4.50	$67.50
RM0093	MCC104	16	13016	$4.50	$72.00
RM0094	Creatine phosphate	15	13016	$12.00	$180.00
RM0095	Croscromellos	25	13016	$4.50	$112.50
RM0096	Croscromellos	25	13016	$4.50	$112.50
RM0097	Colus furskoholis 3 Drums	20	13016	$232.00	$4,640.00
RM0098	Colus furskoholis 3 Drums	0	13016	$-	$-
RM0099	Colus furskoholis 3 Drums	0	13016	$-	$-
RM0100	banaba 1%	20	13016	$28.00	$560.00
RM0101	Trebullles20% = No 84	3	13016	$123.00	$369.00
RM0102	Kerry Caramel	15		$27.00	$405.00

No	Description	weight KG	location	unit price	Total
RM0103	Kerrypassin fruit	20	$30.00	$600.00
RM0104	Kerry lemon lime one box	20	$35.00	$700.00
RM0105	Kerrypine apple flaovour	20	$33.00	$660.00
RM0106	KerryPassion fruit	20	$30.00	$600.00
RM0107	Kerry cherry	20	$39.00	$780.00
PM0535	Kerry Strawberry powder	15	$47.69	$715.35
PM0536	Kerry orange powder color	25	$59.00	$1,475.00
PM0537	Kerrylemon flabovr	20	$37.00	$740.00
PM0538	Kerrycherry	15	$39.00	$585.00
PM0539	Kerrybluberry	15	$53.00	$795.00
PM0540	Kerrychocolate	20	$37.00	$740.00
PM0541	Black tea flavour	25	$46.00	$1,150.00
PM0542	Kerry trupical flavour	17	$63.00	$1,071.00
PM0543	Kerry vanila	10	$27.00	$270.00
PM0544	Kerry red berrys	18	$36.00	$648.00
PM0545	Kerry passion fruit	20	$30.00	$600.00
PM0546	Kerrypine apple flaovour	20	$33.00	$660.00
PM0547	Kerryred berris	15	$38.00	$570.00
PM0548	Kerry lemon lime one box	20	$37.00	$740.00
PM0549	Kerry blue berrys	20	$53.00	$1,060.00
PM0550	blueberry flavour	20	$53.00	$1,060.00
PM0551	Kerrycitrus flavour	20	$47.00	$940.00
PM0552	kerry citrus flavour	20	$47.00	$940.00

No	Description	weight KG	location	unit price	Total
PM0553	Rasberry flavour	20	$39.00	$780.00
PM0554	citrus blend	17	$47.00	$799.00
PM0555	blue berry	19	$53.00	$1,007.00
PM0556	cherry flavour	20	$39.00	$780.00
PM0549	pine apple	20	$33.00	$660.00
PM0550	Fruit punch Flavour	17	$38.00	$646.00
PM0551	Chacolate Flavour	20	$37.00	$740.00
PM0552	Kerry Blue Berrys	20	$53.00	$1,060.00
PM0553	Kerry Limonate Flavour	15	$43.00	$645.00
PM0554	Bcaa Powder	20	$47.00	$940.00
PM0555	Bcaa Powder	20	$47.00	$940.00
PM0556	BCAA Powder	6	$47.00	$282.00
PM0557	Lemon lime powder	15	$37.00	$555.00
PM0558	Acai Flavour	9	$26.00	$234.00
PM0558	Lemon lime Flavour	17	$37.00	$629.00
RM0989	Instanized Crushed Oatmeal	430.92	$0.99	$427.68
RM0260	Milk Protein Isolate (Barpro 292)	70.881	$17.91	$1,269.82
RM0131	HMB-Ca High Density	35	$22.46	$786.04
RM0873	L-Carnitine Arginate DiHCL (export only)	24.379	$53.50	$1,304.28
RM0372	Betaline HCL	22.709	$5.30	$120.29
RM0598	Zinc Gluconate	15.728	$12.25	$192.75
RM0687	Waxy Maize Starch Unmodified	11.808	$2.90	$34.26

No	Description	weight KG	location	unit price	Total
	(TB09090)
RM0832	Oreo Cookie Crumbs	7.367	$7.35	$54.12
RM0411	FD&C Blue #1	1.00458	$68.00	$68.31
RM0386	Flavor Concepts Raspberry # 704214	0.589567	$21.88	$12.90
RM0989	Instanized Crushed Oatmeal	430.92	$0.99	$427.68
RM0098	Dicalcium Phosphate (Fine Granular)	0	$5.25	$-
RM0605	Magnesium Creatine Chelate	73.96	$16.94	$1,253.15
RM0260	Milk Protein Isolate (Barpro 292)	70.881	$17.91	$1,269.82
RM0238	Vanillin	60.788	$18.35	$1,115.26
RM0827	Kerry Blueberry MC011358	60.655	$25.95	$1,574.00
RM0868	Kerry Creamy Vanilla 714101	57.003	$17.85	$1,017.50
RM0916	HMB non high density	50	$27.00	$1,350.00
RM0987	Lecithin F Powder	42	$8.80	$369.60
RM0440	L-Citrulline Malate 1:1	0	$24.00	$-
RM1077	Kerry Cranberry Raspberry WONF ID	38.56	$29.75	$1,147.16
RM0535	Zinc Sulfate Monohydrate	0	$8.45	$-
RM0131	HMB-Ca High Density	35	$22.46	$786.04
RM0477	Cellulose Gum	0	$11.95	$-
RM0734	Kerry Blue Raspberry MC010198	32.356	$39.95	$1,292.62
RM0744	Strawberry Powder	29.807	$30.00	$894.21
RM0619	Rasberry flavour	5	$-	$-
RM0976	graep Artificial	10	$23.00	$230.00
RM0010	french Vanila	15	$47.00	$705.00

No	Description	weight KG	location	unit price	Total
RM0338	watermelone	7	$36.00	$252.00
RM0017	Coke & Cream	20	$32.50	$650.00
RM0333	tropical Punch	10	$36.00	$360.00
RM0076	chocolate fedge	10	$28.00	$280.00
RM0025	vanila	10	$-	$-
RM0581	masking agent	9	$17.00	$153.00
RM0631	cranberry juice powder	5	$12.00	$60.00
RM0093	Caffein Mask	5	$18.00	$90.00
RM0806	V.D coconat	15	$36.00	$540.00
RM0807	V.D Orange	10	$42.00	$420.00
RM0808	pinut clada	15	$31.50	$472.50
RM0767	Apricot Powder	22.328	$38.95	$869.74
RM0127	Green Tea Extract 50% Poly/15% Caf	22.183	$9.70	$-
RM0817	Sweet Potato Powder	22.092	$44.06	$973.40
RM0461	Orotic Acid	0	$28.68	$-
RM0536	Magnesium Oxide Powder	0	$7.05	$-
RM0766	Plum Powder	0	$31.61	$-
RM0765	Blackberry Powder	20.43	$27.78	$-
RM0913	Phenylethylamine HCL	0	$14.91	$-
RM0755	Green Coffee 45%	0	$52.52	$-
RM0565	Green Tea 60% EGCG (Decaffeinated)	0	$39.28	$-
RM0049	Avena Sativa 4:1 Extract	0	$12.47	$-

No	Description	weight KG	location	unit price	Total
RM0761	Pomegranate Extract	0	$47.31	$-
RM0831	Citrus Aurantium 10%	0	$30.77	$-
RM0624	L-Leucine Ethyl Ester	0	$29.50	$-
RM0123	Grape Shade CC3055	0	$35.00	$-
RM0990	Psyllium Husks 85% 40 Mesh Powder	0	$6.00	$-
RM0071	Cayenne Pepper 40,000 HU	0	$6.69	$-
RM0523	Maca PE 4:1	0	$15.16	$-
RM0170	Muira Puama Powder	0	$5.16	$-
RM0395	Yerba Mate Powder	0	$4.38	$-
RM0432	Micro-Cel C-CJM103	0	$12.91	$-
RM0598	Zinc Gluconate	0	$12.25	$-
RM0912	Fucoxanthin (1%)	0	$52.34	$-
RM1096	Green Tea Extract 50% Poly/5% Caffeine	0	$6.50	$-
RM1036	Fibrex Sugar Beet Fiber	0	$8.00	$-
RM0408	Pumpkin Seed Powder	0	$11.23	$-
RM0733	Acacia Rigidula	0	$274.39	$-
RM0204	Silicon Dioxide HUBO115 Zeofree 5162	0	$5.75	$-
RM0538	White Kidney Bean Extract (Fabenol Max)	0	$57.99	$-
RM0240	Watson F072414 (WE16765)	0	$12.54	$-
RM0068	Canola Oil #COR311	0	$3.45	$-
RM0265	Nettle 6:1 1% Silica	0	$19.57	$-

No	Description	weight KG	location	unit price	Total
RM0687	Waxy Maize Starch Unmodified (TB09090)	0		$2.90	$-
RM1031	Salvia Officinalis Leaf(Sage Leaf Pwd)	0		$7.18	$-
RM0009	Cranberry Juice Powder	0		$27.76	$-
RM0504	Apple Pectin Powder	11.089		$17.50	$-
RM0726	Razberi-K	0		$63.32	$-
RM0998	Thiamine HCL (Vitamin B1)	9.871	Richard	$39.94	$394.20
RM0921	Freez organic Dry kat	15		$34.00	$510.00
RM0533	beta caraton 1%	10		$17.00	$170.00
RM0390	Organic bruckly powder	10		$21.00	$210.00
RM0786	Wild Black tea	45		$27.50	$1,237.50
RM0751
RM0610	Dandelion “Ariel” Powder	0		$9.97	$-
RM0632	Nopal Cactus Powder	0		$10.00	$-
RM0832	Oreo Cookie Crumbs	7.367		$7.35	$54.12
RM0582	Quinoline Yellow	5.054		$154.12	$778.93
RM0835	L-Phenylalanine	4.646		$13.38	$62.16
RM0090	Dry sweet Potato 7	7		$20.00	$140.00
RM0312	bioCor Vita berry Belnd	2		$15.00	$30.00
RM0615	CLA powder	15		$23.00	$345.00
RM0498	CLA powder	15		$23.00	$345.00
RM0243	Organic Sweet Cherry	5		$15.00	$75.00
RM0095	Dry sweet apple	5		$20.00	$100.00

No	Description	weight KG	location	unit price	Total
RM0359	lemon lime juice powder	5	$20.00	$100.00
RM0746	mango powder	5	$20.00	$100.00
RM0087	Carrot Juice powder	5	$20.00	$100.00
RM0636	Peach Powder	5	$20.00	$100.00
RM0855	potato Powder	5	$20.00	$100.00
RM0328	Plum Powder	20.53	$31.61	$648.95
RM0821	Apricot Powder	10	$20.00	$200.00
RM0081	Cinamon powder	20	$20.00	$400.00
RM0531	Whey protein 80	110	$13.50	$1,485.00
RM0411	FD&C Blue #1	1.00458	$68.00	$68.31
RM0232	green Alga	25	$17.25	$431.29
RM1025	L-Arginine Base	0.8679	$17.23	$14.95
	L-Norvaline Ethyl Ester	0	$508.64	$-
	Marine Ext.(5% Anserine/10%	0	$759.00	$-
	Nettle Leaf Extract 4:1	0	$16.50	$-
RM0386	Flavor Concepts Raspberry # 704214	0.589567	$21.88	$12.90
RM0793	Caffeine Microencapsulated 60%	0	$36.75	$-
RM0809	Magnesium Tashinoate B(MTB)	0	$436.53	$-
RM0870	Invertase	0.5	$479.51	$-
RM0871	Amylase	0.5	$50.47	$-

No	Description	weight KG	location	unit price	Total
RM1131	Potassium Phosphate	0	$15.00	$-
RM1068	AminoMelon	0.447	$129.49	$57.88
RM0599	Vitamin D3 (Cholecalciferol)	0	$43.00	$-
RM0703	L-Leucine Granular	0	$15.34	$-
RM1062	Chia Seed	0	$29.00	$-
	Lemonad Powder	18	$23.00	$414.00

				$96,067.28

SCHEDULE “C”

INVENTORY LIST

III. PACKAGING MATERIAL INVENTORY

Code	Description	Last Cost	Total Stock	Cost
PM0189	110mm T/E Lid White w/ PS22 Liner	0.30	47	$14.24
PM0060	38mm Reg Lid Black	0.03	300	$9.41
PM0057	33mm Reg Lid White	0.04	34134	$1,336.00
PM0070	45mm Reg Lid Red	0.06	25700	$1,413.50
PM0458	Scoop, 7.5cc Medium Handle	0.06	23927	$1,344.70
PM0071	45mm Reg Lid Gold GNC	0.08	12775	$961.45
PM0457	32oz Jar Black HDPE 89/400	0.28	7150	$1,973.40
PM0041	150cc White HDPE 38/400	0.18	6243	$1,092.53
PM0054	Scoop, 29.6cc Clear (Short Handle)	0.04	5986	$228.67
PM0224	89mm T/E Lid Gold with PS22 Liner (GNC)	0.23	5880	$1,360.10
PM0069	45mm Reg Lid White	0.04	5500	$237.27
PM0435	53mm Blue(Grey) Lid Induction Seal (GNC)	0.06	4900	$306.45
PM0414	1L T/E White HDPE (89mm)	0.41	3648	$1,477.44
PM0434	950cc Blue(Grey) GNC 53/400	0.60	2483	$1,479.17
PM0103	Scoop, 11cc Clear (Long Handle)	0.06	2264	$126.72
PM0507	32oz 89mm HDPE Bottle Starchem	0.34	2032	$691.92
PM0390	500cc White HDPE Pano Finish 89/400	0.30	538	$160.32
PM0433	500cc Blue(Grey) GNC 53/400	0.31	1703	$522.03
PM0407	Scoop, 15cc Clear (Long Handle)	0.06	1553	$97.99
PM0388	1L T/E Black HDPE (89mm)	0.41	1482	$600.21
PM0508	89mm Flat Lids, Heat Induction Starchem	0.12	1069	$128.28

Code	Description	Last Cost	Total Stock	Cost
PM0173	Food Liner Bags(Large) 38*62 2.0 mil	0.52	930	$488.16
PM0091	89mm T/E Lid White with PS22 Liner	0.21	894	$191.50
PM0225	110mm T/E Lid Gold with PS22 Liner (GNC)	0.33	814	$265.36
PM0509	Scoop, 11cc Clear (Short Handle)	0.06	800	$46.80
PM0045	Scoop, 20cc Clear (Short Handle)	0.05	723	$34.85
PM0304	950cc Dark Amber PET 53/400	0.34	698	$237.32
PM0051	250cc Clear PET 45/400	0.22	696	$151.56
PM0462	Scoop, 55cc Clear (Long Handle)	0.07	454	$29.69
PM0012	1.5L T/E White HDPE (110mm)	0.38	303	$113.93
PM0063	38mm Reg Lid White with PS22 Liner	0.07	300	$22.20
PM0078	500cc Regular Amber 45/400	0.42	48	$20.16
PM0028	110mm T/E Lid White w/ PS22 Liner	0.30	47	$14.27
PM0278	500cc T/E Black HDPE Pano 89/400	0.29	35	$10.12
PM0275	400cc Clear PET 45/400	0.32	33	$10.58
				$17,198.31

SCHEDULE “D”

ACCOUNTS RECEIVABLES

SCHEDULE “E”

PRODUCT REGISTRATIONS

NPN/DIN-HM	Brand Name(s)	Licence Holder	Current Status
NPN/DIN-HM: Natural Product Number (NPN) or Homeopathic Medicine Number (DIN-HM)
80003563	Meno Ii	Canadian Health Empire	Active
80004593	Zincola	Canadian Health Empire	Active
80004809	Men'S Support	Canadian Health Empire	Active
80008644	Chondroitin Complex	Canadian Health Empire	Active
80022717	O2	Canadian Health Empire	Active
80037928	Leanavit Tm	Canadian Health Empire	Active
80041874	Beta Alanine	Canadian Health Empire	Active
80041913	Hmb	Canadian Health Empire	Active
80042534	Beta Alanine	Canadian Health Empire	Active
80043768	L-Carnitine	Canadian Health Empire	Active
80044900	Amino + Arginine;	Canadian Health Empire	Active
Canadian Arginine
80044993	Omega-3 Super Krill Oil;	Canadian Health Empire	Active
Super Krill 1500
80044995	Canadian Primrose	Canadian Health Empire	Active
80045261	Whey Protein Isolate;	Canadian Health Empire	Active
Amino Whey;
Branch Chain Aa;
Recover Protein
80045392	Bone Guard Formula	Canadian Health Empire	Active
80046889	Ironex;	Canadian Health Empire	Active
Iron Complex Formula;
Iron Support Formula
80047117	Liverex;	Canadian Health Empire	Active
Canadian Liver Support Formula;
Healthy Liver